UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 10, 2021

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 895-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into Material Definitive Agreements
Basic Transaction
On September 15, 2021, Basic Energy Services, Inc. (“Basic”) and certain of its subsidiaries (the “Basic Sellers”) conducted an auction pursuant to section 363 of the U.S. Bankruptcy Code (the “Auction”) and selected Ranger Energy Acquisition, LLC (the “Buyer”), a Delaware corporation and controlled subsidiary of Ranger Energy Services, Inc. (the “Company”), as the successful bidder for all assets associated with the Basic Sellers’s business lines outside the State of California (excluding the water logistic business), specifically all assets within the well servicing ling, all assets within the fishing and rental tool service lines, all assets within the coiled tubing service line, all rolling stock assets required to support the operating assets being purchased and real property locations inclusive of, but not limited to, real property owned in New Mexico, Oklahoma and Texas (collectively, the “Basic Assets”) with a bid in the amount of $36.65 million.
On September 16, 2021, the Company announced the selection of the bid of the Buyer pursuant to an Asset Purchase Agreement, dated as of September 15, 2021, by and among the Buyer and the Basic Sellers (the “Basic APA”) to purchase the Basic Assets from the Basic Sellers for a purchase price of $36.65 million as the winning bid for the Basic Assets, subject to normal closing adjustments, assumed liabilities, and approval of the Bankruptcy Court (the “Basic Transaction”). The Basic Transaction represents an offer under sections 363 and 365 of the U.S. Bankruptcy Code in connection with the chapter 11 filing of Basic. The Basic APA was agreed to in accordance with the bidding procedures approved by the Bankruptcy Court. The Basic Transaction is subject to approval by the Bankruptcy Court at a hearing on September 23, 2021. The section 363 sale process for the Basic Assets is expected to be concluded by the end of September 2021.
The foregoing summary is qualified in its entirety by the full text of the Basic APA, which the Company will file with or before the Company’s next periodic report.
Debt Commitment Letter
The Company today announced the signing of a commitment letter (the “Debt Commitment Letter”), dated September 10, 2021, between RNGR Energy Services, LLC, a Delaware limited liability company and controlled subsidiary of the Company (“Ranger LLC”), Eclipse Business Capital LLC (“EBC”) and Eclipse Business Capital SPV, LLC (“EBC SPV and, together with EBC, the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties committed to provide Ranger LLC with a senior secured credit facility in an aggregate principal amount of $77.5 million (the “Credit Facility”), consisting of (i) a revolving credit facility in an aggregate principal amount of $50 million (the “Revolving Credit Facility”), (ii) a M&E term loan facility in an aggregate principal amount of up to $12.5 million (the “M&E Term Loan Facility”) and (iii) a term loan B facility in an aggregate principal amount of up to $15 million (the “Term Loan B Facility”).
The Term Loan B Facility will be available to the Company solely to pay a portion of the purchase price in connection with the Basic Transaction (including any fees, costs, and expenses related thereto), while the Revolving Credit Facility and M&E Term Loan Facility will be available to (i) repay existing indebtedness owed to (x) Wells Fargo Bank, National Association with respect to a Credit Agreement dated as of August 16, 2017 and (y) Encina Equipment Finance SPV, LLC with respect to a Financing Agreement dated as of June 22, 2018, (b) pay for the fees, costs and expenses incurred in connection with the debt financing, (c) fund working capital and other general corporate expenses and (d) other permitted uses, including the financing of permitted investments and restricted payments, subject, in each case, to the conditions contained in the Debt Commitment Letter, including, without limitation, (i) the execution and delivery of definitive documentation for the Credit Facilities on the terms set forth in the Debt Commitment Letter, (ii) solely with respect to the Term Loan B Facility, the substantially simultaneous consummation of the Basic Transaction on the terms set forth in the Basic APA, and (iii) since December 31, 2020, there not occurring a material adverse change in the operations, business, assets, properties, financial condition or operating results of the Company and its subsidiaries, taken as a whole.
EBC will be the sole administrative and collateral agent for the Credit Facility. EBC SPV will act as the sole lender for the Credit Facility. In connection with entering into the Debt Commitment Letter, Ranger LLC and the Debt Commitment Parties entered into a fee letter, pursuant to which, upon the closing of the Credit Facility, Ranger LLC will pay various fees to the Debt Commitment Parties.

The Credit Facility will be guaranteed by the Company and certain controlled subsidiaries of Ranger LLC. The Credit Facility will be secured by substantially all assets of the Company, Ranger LLC and the guarantors, subject to certain customary exceptions.
The Credit Facility will mature on the date that is four years from the date of closing the Credit Facility. Optional prepayments of borrowings under the Credit Facility will be permitted at any time.
The interest rate for the Revolving Credit Facility is expected to be LIBOR + 5.00%, with future step downs as Ranger LLC’s excess availability increases under the Revolving Credit Facility. The interest rate for the M&E Term Loan Facility is expected to be LIBOR + 8.00%, and the interest rate for the Term Loan B Facility is expected to be LIBOR + 12.00%.
The Credit Facility will include customary representations, warranties, affirmative covenants, negative covenants and events of default.
The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the full text of the loan and security agreement that will evidence the Credit Facility. The documentation governing the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described herein.
The foregoing summary is qualified in its entirety by the full text of the Debt Commitment Letter, which the Company will file with or before the Company’s next periodic report.
Private Placement of Series A Preferred Stock
On September 16, 2021, in connection with being selected as the successful bidder at the Auction, the Company announced the signing of a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated September 10, 2021 with certain accredited investors (each a “Purchaser” and collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) 6,000,000 newly issued shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in exchange for cash consideration in an aggregate amount of $42 million. The Company intends to contribute the net proceeds from the Private Placement to the Buyer to fund a portion of the cash consideration payable to the Basic Sellers in connection with the Basic Transaction. The closing of the Private Placement (the “Closing” and the date of the Closing, the “Closing Date”) is expected to occur by the end of September 2021, subject to certain closing conditions, including the contemporaneous closing of the Basic Transaction.
The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers.
The Securities Purchase Agreement requires the Company to, following the Closing, hold a special meeting that includes a proposal for stockholders to approve the issuance of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) to the Purchasers in connection with any future conversion of the Preferred Stock into Class A Common Stock that would, absent such approval, violate Section 312.03 of the New York Stock Exchange’s Listed Company Manual (the “Stockholder Approval”).
Preferred Stock Certificate of Designations
In connection with the Closing, the Company will establish the rights and preferences of the shares of the Preferred Stock pursuant to a Certificate of Designations (the “Certificate of Designations”), which will be in addition to any rights and preferences of the Company’s preferred stock provided for in the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). The Preferred Stock will rank senior to the Class A Common Stock and the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.
Dividends; Stated Maturity; Voting
The Preferred Stock is not entitled to receive any dividends of distributions from the Company other than generally participating equally and ratably with the holders of Common Stock if dividends or distributions are paid on the Common Stock.

The Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Class A Common Stock upon obtaining Stockholder Approval and effectiveness of a registration statement (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of shares of Class A Common Stock received upon conversion of the Preferred Stock.
Other than as required by law, the Preferred Stock will be non-voting; provided, however, that for so long as any Preferred Stock is outstanding, the consent of a majority-in-interest of the Preferred Stock will be necessary for the Company to effect any issuance of capital stock senior or on parity to the Preferred Stock.
Liquidation Preference
The Preferred Stock will have a liquidation preference equal to the greater of (i) the original issue price of $7.00 per share of Preferred Stock, plus an amount equal to any and all accrued and unpaid dividends, if any, per share, in each case as adjusted for any stock dividends, splits, combinations or similar events and (ii) the product of (x) the amount per share that would have been payable to the holders of shares of Common Stock (assuming the conversion of each share of Preferred Stock to Class A Common Stock), multiplied by (y) the number of shares of Class A Common Stock into which each share of Preferred Stock is then convertible.
Mandatory Conversion
Following the later of the dates on which (i) Stockholder Approval is obtained and (ii) the Registration Statement is declared effective, each share of Preferred Stock issued and sold in the Private Placement will automatically be converted into the number of shares of Class A Common Stock equal to the aggregate liquidation preference divided by the original issue price of $7.00 per share, as adjusted for any stock dividends, splits, combinations or similar events plus cash in lieu of fractional shares. If the Stockholder Approval is not obtained, the Preferred Stock will not be convertible into shares of Class A Common Stock.
The foregoing description of the Securities Purchase Agreement and the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which the Company will file with or before the Company’s next periodic report, and the Form of Certificate of Designations, which is attached as an exhibit to the Securities Purchase Agreement.
Registration Rights Agreement
On September 10, 2021, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which, among other things, the Company agreed to file the Registration Statement within 75 days of the Closing Date.
The foregoing summary is qualified in its entirety by the full text of the Registration Rights Agreement, which the Company will file with or before the Company’s next periodic report.
Voting Agreement and Letter Agreement with Bayou
On September 10, 2021, the Company entered into a Voting Agreement (the “Voting Agreement”) with certain stockholders of the Company including affiliates of CSL Capital Management, L.P. (“CSL”) and Bayou Well Holdings, LLC, a Delaware limited liability company (“Bayou”), pursuant to which, among other things, such stockholders agreed to certain transfer restrictions until the Stockholder Approval and to vote in favor of the Stockholder Approval.
Also on September 10, 2021, the Company and Bayou entered into a letter agreement (the “Bayou Letter Agreement”) pursuant to which, in consideration of the agreements made by Bayou in the Voting Agreement, the Company agreed for a six-month period following the Company special meeting to use best efforts to cooperate with Bayou in its efforts to sell shares of Class A Common Stock, including by filing a registration statement.
The foregoing summary is qualified in its entirety by the full text of the Voting Agreement and the Bayou Letter Agreement, which the Company will file with or before the Company’s next periodic report.
Tax Receivable Termination and Settlement Agreement and Class B Redemption
On September 10, 2021, the Company entered into a Tax Receivable Termination and Settlement Agreement (the “TRA Termination Agreement”) with certain stockholders of the Company including CSL and

Bayou, pursuant to which, among other things, the Tax Receivable Agreement, dated August 16, 2017 (the “TRA”), was terminated effective as of September 10, 2021. In consideration of the termination of the TRA, the Company will issue an aggregate of 376,185 shares of Class A Common Stock of the Company to CSL and Bayou following receipt of the TRA Termination Stockholder Approval (as defined below).
The TRA Termination Agreement requires the Company to, following the Closing, hold a special meeting that includes a proposal for stockholders to approve the issuance of shares of Class A Common Stock to CSL and Bayou as consideration for the termination of the TRA that would, absent such approval, violate Section 312.03 of the New York Stock Exchange’s Listed Company Manual (the “TRA Termination Stockholder Approval”).
CSL and Bayou also consented to the redemption by Ranger LLC of their outstanding units in Ranger LLC and the redemption by the Company of corresponding shares of Class B Common Stock for an equivalent number of shares of Class A Common Stock, or cash, at the election of Ranger LLC or the Company, as the case may be. The redemptions are contingent on the closing of the Private Placement and the Basic Transaction. Following the redemptions, no shares of Class B Common Stock will be issued and outstanding.
The foregoing summary is qualified in its entirety by the full text of the TRA Termination Agreement, which the Company will file with or before the Company’s next periodic report.

Important Note
The representations, warranties and covenants contained in the agreements and documents described above were made only for purposes of those agreements and documents and as of the specified dates set forth therein, were solely for the benefit of the parties to those agreements and documents, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or the Basic Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 1.02    Termination of a Material Definitive Agreement
The information regarding the Tax Receivable Termination and Settlement Agreement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.
Item 3.02    Unregistered Sale of Equity Securities
The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Preferred Stock pursuant to the Securities Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.
Item 7.01    Regulation FD Disclosure
On September 16, 2021, the Company issued a press release announcing the signing of the Basic APA, the Debt Commitment Letter and the Securities Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

THE INFORMATION FURNISHED UNDER ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCHxFILING.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	September 16, 2021
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)